ICI MUTUAL INSURANCE COMPANY,

a Risk Retention Group

INVESTMENT COMPANY BLANKET BOND
RIDER NO. 17

           ___________________________________________________________________________

           INSURED                                                         BOND NUMBER

           Waddell & Reed Advisors Funds, Inc.                               87015107B

           EFFECTIVE DATE                BOND PERIOD         AUTHORIZED REPRESENTATIVE

           March 30, 2009     December 31, 2007 to May 31, 2009       /S/ Matthew Link

           In consideration of the premium charged for this Bond, it is hereby understood and agreed that the expiration date of the Bond Period set forth in Item 2 of the Declarations is hereby amended to be

              12:01 a.m. on May 31, 2009

           Standard Time at the Principal Address as set forth in Item 1 of the Declarations.

           Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.